UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 11, 2017

HIGHPOWER INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2017, a subsidiary of Highpower International, Inc. (the “Company”), Ganzhou Highpower Technology Co., Ltd. (“Ganzhou Highpower”), entered into an Agreement on Capital Increase and Share Enlargement (the “Agreement”) with Xiamen Tungsten Co., Ltd. (“Xiamen Tungsten”) and other shareholders of Ganzhou Highpower. Pursuant to the terms of the Agreement, Ganzhou Highpower will receive a total of RMB 92.76 million (approximately USD $14.16 million), including RMB 78.85 million (approximately USD $12.04 million) from Xiamen Tungsten in exchange for 47% ownership of Ganzhou Highpower, and RMB 13.91 million (approximately USD $2.12 million) from Mr. Hancheng Ou, the General Manager of Ganzhou Highpower, in exchange for 8.29% ownership of Ganzhou Highpower. Furthermore, transfers of shares of Ganzhou Highpower by any of its shareholders are subject to a right of first refusal by the other shareholders. If any term of the Agreement is breached or is inaccurate, the breaching party will be required to pay certain damages to the non-breaching parties.

In a separate transaction related to the agreement, Mr. Hancheng Ou will invest RMB 2.25 million (approximately USD $340,000 million) to receive shares from another individual shareholder. After the execution of the Agreement, Mr. Hancheng Ou will increase his shares of Ganzhou Highpower from 6.71% to 16.34%.

In connection with the transaction, RMB 40 million (approximately USD $6.1 million) of the proceeds will be returned to the Company in the form of repayments of loans and related interests that were previously extended by the Company to Ganzhou Highpower.

Prior to execution of the Agreement, Shenzhen Highpower Technology Co., Ltd., the Company’s wholly-owned subsidiary, held 70% of Ganzhou Highpower’s equity. After the capital increase, Xiamen Tungsten will hold 47% of Ganzhou Highpower’s equity, and Shenzhen Highpower Technology Co., Ltd. will hold 31% of Ganzhou Highpower’s equity. In a separate transaction related to the Agreement, Mr. Hancheng Ou, General Manager of Ganzhou Highpower, will increase his investment in Ganzhou Highpower and receive shares from another shareholder, increasing his ownership of Ganzhou Highpower to 16.34% from 15%.

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Item 7.01	Regulation FD Disclosure.

On December 15, 2017, the Company issued a press release announcing an investment in Ganzhou Highpower. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 included with this Current Report on Form 8-K, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued on December 15, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2017	Highpower International, Inc.

	/s/	Shengbin (Sunny) Pan
	By:	Shengbin (Sunny) Pan
	Its:	Chief Financial Officer

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